                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


/X/  Filed by the Registrant
/ /  Filed by a Party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
      240.14a-12

                                 MACKIE DESIGNS INC.
-------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: ___________________________________________________________

     (2) Aggregate number of securities to which transaction applies: ___________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________

     (4)  Proposed maximum aggregate value of transaction:  ___________________

     (5)  Total fee paid:  ____________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  ____________________________________________

     (2)  Form, Schedule or Registration Statement No.:  ______________________

     (3)  Filing Party:  ______________________________________________________

     (4)  Date Filed:  ________________________________________________________

                                 MACKIE DESIGNS INC.

                                 --------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 19, 1998

                                 --------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MACKIE DESIGNS INC., a Washington corporation (the "Company"), will be held on Tuesday, May 19, 1998, at 9:00 a.m., local time, at the Columbia Winery, 14030 N.E. 145th Street, Woodinville, Washington, for the following purposes:

     1. To elect one director to serve a three-year term and until his successor is elected.

     2. To approve amendments to the Company's Amended and Restated 1995 Stock Option Plan.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 23, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.


                                   By Order of the Board of Directors



                                   Greg C. Mackie
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
Woodinville, Washington
April 9, 1998


-------------------------------------------------------------------------------
                                      IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
-------------------------------------------------------------------------------

                                 MACKIE DESIGNS INC.
                              16220 WOOD-RED ROAD, N.E.
                            WOODINVILLE, WASHINGTON  98072
                                    (206) 487-4333

                            -------------------------------
                                   PROXY STATEMENT
                            -------------------------------



                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Mackie Designs Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 19, 1998, at 9:00 a.m., local time, or at any postponement or adjournment thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Columbia Winery, 14030 N.E. 145th Street, Woodinville, Washington (telephone number (425) 488-2776).

     These proxy solicitation materials will be mailed on or about April 9, 1998 to all shareholders entitled to vote at the Meeting.

RECORD DATE

     Shareholders of record of the Company's Common Stock at the close of business on March 23, 1998 are entitled to notice of, and to vote at, the Meeting. On March 23, 1998, 12,662,650 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING

     Holders of shares of Common Stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of March 23, 1998 must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Approval of certain amendments to the Company's Amended and Restated 1995 Stock Option Plan and ratification of Ernst & Young LLP as the independent public accountants require the affirmative vote of a majority of the shares present at the Meeting in person or by proxy and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are not counted and have no effect in determining whether a plurality exists with respect to a given nominee but do have the effect of a "no" vote in determining whether other proposals, including approval of certain amendments to the Company's Amended and Restated 1995 Stock Option Plan and ratification of appointment of Ernst &
Young LLP, are approved.

SOLICITATION

     The Company bears the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Company no later than December 9, 1998 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Company shall have not less than three nor more than 10 directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at five directors.

     The directors of the Company are divided into three classes. One class of directors is elected each year and the members of such class will hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 consists of Walter Goodman and David M. Tully, whose terms will expire at the 1999 Annual Meeting of Shareholders; Class 2 consists of Raymond B. Ferguson and C. Marcus Sorenson, whose terms will expire at the 2000 Annual Meeting of Shareholders; and Class 3 consists of Greg C. Mackie, whose term will expire at the 1998 Annual Meeting of Shareholders.

     At the Meeting, one Class 3 director will be elected, to serve a three-year term until the 2001 Annual Meeting and until his successor is elected and qualified. The nominee for Class 3 director is Greg C. Mackie (the "Nominee"), who is currently a member of the Board of Directors of the Company. The Board of Directors recommends a vote FOR the Nominee. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominee unless you have withheld authority for them to do so on your proxy card. If the Nominee is unable or declines for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that the Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

     The Company's directors, including the Nominee, executive officers and key employees are as follows:


               Name              Age                            Position
------------------------------ ------ -----------------------------------------------------------
NOMINEE:
  Greg C. Mackie(1)(2)            48   President, Chief Executive Officer and Director (Class 3)

CONTINUING DIRECTORS:
  Raymond B. Ferguson(1)(2)(3)    52   Director (Class 2)
  Walter Goodman(1)(3)            74   Director (Class 1)
  C. Marcus Sorenson(3)           50   Director (Class 2)
  David M. Tully(2)               54   Secretary, Treasurer and Director (Class 1)

OTHER EXECUTIVE OFFICERS AND
KEY EMPLOYEES:
  Roy D. Wemyss                   47   Executive Vice President and Chief Operating Officer
  William A. Garrard              43   Vice President and Chief Financial Officer
  Patric L. Wiesmann              36   Vice President--Marketing and Business Development
  David E. Firestone              46   Vice President--Product Development
  Robert A. May                   44   Vice President--Manufacturing
  Ron M. Koliha                   47   Director of Marketing and Communications

--------------------

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Option Committee


NOMINEE

     GREG C. MACKIE founded the Company in 1988 and since then has served as its President and Chief Executive Officer and as a director. From 1978 to 1985, he was President of Audio Control Corporation ("Audio Control"), a company he co-founded, which specialized in equalizers and analyzers for the home consumer electronics market. From 1970 to 1978, Mr. Mackie was President of Technical Audio Products Company (TAPCO), also a company he co-founded, which is generally credited with pioneering the professional multi-channel live music mixer as a discrete product.

CONTINUING DIRECTORS

     RAYMOND B. "BUCK" FERGUSON has been a director of the Company since March 1997. Since 1994, Mr. Ferguson has been a consultant regarding business and real estate matters. From 1983 to 1994, he held various positions at Microsoft Corporation, including Senior Director of Administration and Senior Director of Investor Relations. Mr. Ferguson received his J.D. degree from Duke University School of Law in 1970.

     WALTER GOODMAN has been a director of the Company since 1995. Since 1993, Mr. Goodman has acted as consultant to companies in the audio industry. From 1967 to 1993, he held various positions with Harman International ("Harman"), an audio company that owns several of the Company's major competitors including Soundcraft Ltd., Allen & Heath Brenell Ltd., and DOD Electronics Corporation. Mr. Goodman was Chairman and Chief Executive Officer of Harman from 1977 to 1980 and was President of its International Division from 1972 to 1977 and from 1980 to 1993. Mr. Goodman served on the Board of Governors of the Electronic Industries Association from 1963 to 1980, was President of the Institute of High Fidelity from 1970 to 1972 and was inducted into the Audio Hall of Fame in 1979.

     C. MARCUS SORENSON has been a director of the Company since 1990. Since 1975, he has been President and owner, together with his wife, Judith B. Sorenson, of C.M. Sorenson Company, Inc., dba Calwest Marketing South, a manufacturers' representative and distributor of consumer and professional electronics which acted as the Company's exclusive representative for southern California and southern Nevada through January 1997.

Mr. Sorenson is also a partner in Blacker-Sorenson Audio Group which has acted since January 1997 as the Company's exclusive representative for southern California and southern Nevada.

     DAVID M. TULLY has been Secretary, Treasurer and a director of the Company since its inception in 1988. From 1975 to 1994, Mr. Tully was the owner and President of Priebe Electronics, a major supplier of components to the Company and a division of Quadra Investment Ltd. He is currently President of SMB Corporation, a holding company.

OTHER EXECUTIVE OFFICERS AND KEY EMPLOYEES

     ROY D. WEMYSS was appointed Executive Vice President and Chief Operating Officer of the Company in April 1997; he served as the Company's interim Chief Operating Officer from November 1996 until his appointment. From 1993 to 1996, Mr. Wemyss was involved in several start-up operations, primarily engaged in product development. From 1990 to 1993, Mr. Wemyss served as Senior Vice President of James Hardie Building Boards Inc., a gypsum and fiber cement company. From 1987 to 1990, he served as James Hardie Gypsum Inc.'s Vice President--General Manager and, from 1985 to 1987, served as general manager of Norwest Gypsum. From 1983 to 1984, Mr. Wemyss was Financial Controller, then Production Manager, of Sauder Industries, Limited (Trufit Division). From 1972 to 1983, he was on the professional staff of Price Waterhouse, a public accounting firm, at various international locations.

     WILLIAM A. GARRARD has served as Vice President and Chief Financial Officer of the Company since June 1997. During May and June 1997, he served as a consultant to the Company. Mr. Garrard holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia. From 1993 until he joined the Company, he operated an independent public accounting business. From 1978 to 1993, Mr. Garrard was on the professional staff of Price Waterhouse.

     PATRIC L. WIESMANN was appointed Vice President--Marketing and Business Development of the Company in January 1997. From 1992 to 1996, Mr. Wiesmann was Vice President of Sales & Marketing of Lang Manufacturing Company, a manufacturer of commercial and marine cooking equipment sold worldwide. From 1988 to 1992, Mr. Wiesmann was Regional Manager and Corporate Sales Manager of Baxter Healthcare Corporation and, from 1984 to 1988, was a Regional Manager and sales representative for American Hospital Supply Corporation.

     DAVID E. FIRESTONE served as Vice President--Sales and Marketing of the Company from 1992 until January 1997 at which time he was appointed Vice President--Product Development. From 1987 to 1992, he held sales and product development positions with JBL Professional, a subsidiary of Harman, and was Sales Manager for Audio Control from 1982 to 1987.

     ROBERT A. MAY has served as Vice President-Manufacturing of the Company since July 1997. From 1995 until he joined the Company, Mr. May was Vice President-Manufacturing at Physio-Control Corporation, the leading developer and manufacturer of cardiac defibrillators ("Physio-Control"). He held other positions with Physio-Control in Manufacturing and Quality Assurance from 1991 to 1994. Prior to joining Physio-Control, Mr. May was involved in the development and manufacture of ophthalmic devices, holding positions in the areas of Product Development, Research and Development, Business Development, and Manufacturing.

     RON M. KOLIHA has been employed by the Company since 1992; he currently serves as Director of Marketing and Communications. From 1989 to 1992, he served as a marketing and advertising consultant to the Company. From 1984 to 1989, he was Communications Director of Rogersound Lab Inc., a consumer electronics retail chain. From 1980 to 1984, Mr. Koliha was Director of Marketing at Audio Control. Mr. Koliha has also been Assistant Creative Director and Senior Copywriter at several New York and Seattle advertising agencies and is the recipient of numerous advertising awards.

BOARD MEETINGS, NOMINATIONS BY SHAREHOLDERS AND COMMITTEES

     The Board of Directors of the Company held a total of 10 meetings during the year ended December 31, 1997.

     The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Meeting was made in a press release on March 18, 1998. A shareholder's notice of nomination must also set forth certain information specified in Section 2.3.2 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

     The Company's Board of Directors currently has an Audit Committee, a Compensation Committee and an Option Committee. The Audit Committee recommends engagement of the Company's independent certified public accountants, reviews the scope of the audit, considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and reviews internal accounting procedures and controls with the Company's financial and accounting staff; the Audit Committee, which currently consists of Messrs. Ferguson, Goodman and Mackie, held one meeting in 1997. The Compensation Committee reviews executive compensation and establishes executive compensation levels; the Compensation Committee, which currently consists of Messrs. Ferguson, Mackie and Tully, met twice in 1997. The Option Committee administers the Company's Amended and Restated 1995 Stock Option Plan and currently consists of Messrs. Ferguson and Goodman; during 1997, the Option Committee held four meetings.

     During 1997, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

DIRECTOR COMPENSATION

     For serving as directors of the Company, each director who is not an employee of the Company ("Outside Director") is paid (i) an annual fee of $7,500, payable in quarterly payments of $1,875; (ii) a $1,000 fee for each Board meeting attended in person ($500 if attended by telephone); and (iii) a $500 fee for each Board committee meeting attended in person ($250 if attended by telephone). The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed Outside Director is entitled to receive 10,000 non-qualified stock options pursuant to the terms of the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan"). In addition, each director is entitled to receive 5,000 non-qualified stock options pursuant to the terms of the Option Plan in recognition of his or her service on the Board during the preceding year, which awards are made each December; no director, however, who was otherwise awarded options for service on the Board during the same fiscal year would be eligible to receive such an award.

                                EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the three other most highly compensated executive officers (collectively, the "Named Executives") during the year ended December 31, 1997.

                              SUMMARY COMPENSATION TABLE



                                                                                                       LONG-TERM
                                                          ANNUAL COMPENSATION                         COMPENSATION
                                           -----------------------------------------------------   ------------------
                                                                                                          AWARDS
                                                                                                   ------------------
                                                                                   OTHER ANNUAL           SHARES
NAME AND PRINCIPAL POSITION                  YEAR       SALARY          BONUS      COMPENSATION    UNDERLYING OPTIONS
-------------------------------------------------------------------------------------------------  ------------------
Greg C. Mackie                              1995       $ 91,999        $254,805             --                --
   President and Chief Executive            1996        175,000         200,732             --                --
   Officer                                  1997        175,000          74,828             --            255,000

Roy D. Wemyss                               1996             --              --     $ 25,752(1)               --
   Executive Vice President and             1997        118,686          28,641      122,343(1)           200,000
   Chief Operating Officer

Patric L. Wiesmann(2)                       1997        143,750          41,906             --            150,000
   Vice President--Marketing and
   Business Development

David E. Firestone                          1995         85,000          75,631          500(3)           140,500
   Vice President--Product                  1996         90,000          75,691          500(3)                --
   Development                              1997         90,000          26,364          400(3)                --


--------------------

  (1) Mr. Wemyss served as the Company's interim Chief Operating Officer from November 1996 through April 1997 and during that period was paid as a consultant. These amounts consist of consulting fees paid to a corporation owned by Mr. Wemyss.
  (2)  Mr. Wiesmann joined the Company in January 1997.
  (3) Consists of matching contributions made by the Company under its 401(k) profit-sharing plan. Salary deferrals into the 401(k) plan are included in the Salary column.



     The following table provides information with respect to the Named Executives concerning the grants of options during the year ended December 31, 1997.

                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ACCRUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION FOR
                                            INDIVIDUAL GRANTS                                    OPTION TERM(1)
                   ----------------------------------------------------------------   -------------------------------
                                          PERCENT OF
                                             TOTAL
                                            OPTIONS
                                           GRANTED TO
                    NUMBER OF SHARES       EMPLOYEES      EXERCISE
                       UNDERLYING          IN FISCAL      PRICE PER    EXPIRATION
      NAME           OPTIONS GRANTED         YEAR           SHARE         DATE                 5%            10%
-----------------   ---------------------------------------------------------------    -------------------------------
Greg C. Mackie           255,000              26.6%         $6.50        12/17/97          $1,042,950    $2,641,800

Roy D. Wemyss            200,000              20.8           6.00        04/28/07             754,000     1,912,000

Patric L. Weismann       150,000              15.6           6.00        04/28/97             565,500     1,434,000

David E. Firestone          --                 --             --            --                   --            --


--------------------

(1) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.



     The following table provides information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1997.


                         AGGREGATED OPTION EXERCISES IN LAST
                    FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                        NUMBER OF SHARES
                                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED IN-THE
                                                                        OPTIONS AT FY-END              MONEY OPTIONS AT FY-END(1)
                          SHARES ACQUIRED         VALUE          -------------------------------      ----------------------------
      NAME                  ON EXERCISE          REALIZED        EXERCISABLE       UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
---------------------     ---------------       ----------       -----------       -------------      -----------    -------------
Greg C. Mackie                   --                 --                   --              255,000               --              --

Roy D. Wemyss                    --                 --                   --              200,000               --         $50,000

Patric L. Weismann               --                 --                   --              150,000               --          37,500

David E. Firestone               --                 --              140,500                    --         $98,305              --

--------------------

(1) Amounts reflected are based upon the market value of the Common Stock as of December 31, 1997 ($6.25) minus the applicable exercise price, multiplied by the number of shares underlying the options.

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(*)

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee of the Board of Directors, composed of Raymond B. Ferguson, Greg C. Mackie and David M. Tully, is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Board of Directors' Option Committee ("Option Committee"), composed of Raymond B. Ferguson and Walter Goodman, administers the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan"). The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

     The key components of the Company's compensation program are base salary and cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary and cash bonuses for executive officers. The Option Committee makes all decisions with respect to stock option grants.

MANAGEMENT INCENTIVE PLAN

     The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be a function of the Company's performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, the Compensation Committee has established and administers the Company's Management Incentive Plan (the "Management Incentive Plan"), a bonus program based on the Company's achievement of certain earnings criteria which is available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of a bonus pool, with the amount and timing of the pool and each individual's percentage participation established by the Compensation Committee. The Management Incentive Plan shall continue from year to year until terminated by the Board of Directors.

     For 1997, the Compensation Committee set the monthly bonus pool at 6.4% of the Company's post-bonus operating income up to a maximum amount each month and subject to certain minimum performance levels. In 1997, bonuses aggregating $222,764 were paid to seven executive officers and one key employee of the Company.

     For 1998, the Compensation Committee has adopted a plan that provides for quarterly and annual bonuses payable once predetermined minimum earnings levels are achieved by the Company.

EQUITY PARTICIPATION

     The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years and generally vest 25% per year, beginning on the first anniversary date of the grant. Under the Option Plan as it is proposed to be amended at the 1998 Annual Meeting of Shareholders, a maximum of 3,500,000 shares of the Company's Common Stock may be issued.

--------------------
(*)   The report of the Compensation Committee shall not
be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

     The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable. While option grants are made by the Option Committee, the Compensation Committee considers these grants in making its cash compensation decisions.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above and consequently is subject in large part to the Company's performance. In 1997, Mr. Mackie received a base salary of $175,000 and bonuses totaling $74,828 pursuant to the bonus program described above. In 1997, he was also granted options to purchase 255,000 shares of Common Stock under the Option Plan.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 1997 was well below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

                              COMPENSATION COMMITTEE

                              Raymond B. Ferguson
                              Greg C. Mackie
                              David M. Tully

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Since its formation in 1995, the Compensation Committee has consisted of Greg C. Mackie, David M. Tully and a third outside director. Mr. Mackie is President and Chief Executive Officer of the Company and Mr. Tully is its Secretary/Treasurer. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1998, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's Named Executives, (iii) each director and (iv) all current executive officers and directors as a group.


                                                                        SHARES                  PERCENT OF OUTSTANDING
DIRECTORS, NAMED EXECUTIVES AND 5% SHAREHOLDERS                  BENEFICIALLY OWNED(1)         SHARES BENEFICIALLY OWNED
-------------------------------------------------------          ---------------------         --------------------------
Greg C. Mackie(2)(3)                                                    5,310,000                                  41.9%
C. Marcus Sorenson and Judith B. Sorenson(2)(4)                         2,550,000                                  20.1%
David M. Tully(2)(5)                                                    2,415,000                                  19.1%
Roy D. Wemyss                                                               6,400                                     *
Patric L. Weismann                                                             --                                    --
David E. Firestone(6)                                                     140,500                                   1.1%
Walter Goodman(7)                                                          40,000                                     *
Raymond B. Ferguson(8)                                                      8,000                                     *
All directors and executive officers as a group                        10,469,900                                  81.7%
   (ten persons)(9)


--------------------

*    Less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of January 31, 1998, the date of this table, upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by another person) and that are exercisable within 60 days of January 31, 1998 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) The address of the shareholder is care of Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.
(3) Includes 232,200 shares held by four trusts for the benefit of Mr. Mackie's immediate family. Mr. Mackie serves as trustee of each of these trusts.
(4)  C. Marcus Sorenson and Judith B. Sorenson are husband and wife.
     Includes 480,000 shares held by six trusts for the benefit of the Sorensons' children and grandchildren. The Sorensons serve as co-trustees of each of these trusts. Mrs. Sorenson has granted Mr. Sorenson a proxy to vote the 2,020,000 shares they jointly own, which proxy expires in July 2000 or upon earlier revocation by Mrs. Sorenson.
(5) Includes 405,400 shares held by two trusts for the benefit of Mr. Tully's children. Mr. Tully serves as trustee of both of these trusts.
(6) Consists of shares subject to options exercisable within 60 days of January 31, 1998.
(7) Includes 5,000 shares subject to options exercisable within 60 days of January 31, 1998.
(8)  Consists of shares held jointly with Mr. Ferguson's wife.
(9) Includes 145,500 shares subject to options exercisable within 60 days of January 31, 1998.

                                 CERTAIN TRANSACTIONS

     Blacker-Sorenson Audio Group ("Blacker-Sorenson"), a company in which C. Marcus Sorenson is a partner, acted as the Company's exclusive manufacturers' representative for southern California and southern Nevada in 1997. Blacker-Sorenson received payments from the Company pursuant to this arrangement of $291,621 in 1997.

     In December 1994, the Company entered into a lease with Mackie Holdings, L.L.C. ("Mackie Holdings"), a limited liability company beneficially owned by Greg C. Mackie, C. Marcus Sorenson, Judith B. Sorenson and David M. Tully, that expires December 31, 2004 for office and manufacturing facilities. The monthly rent under this lease is $56,613, adjusted annually for changes in the consumer price index. Taxes, insurance, utilities and maintenance are the responsibility of the Company. During 1997, Mackie Holdings was paid a total of $679,359 in rent pursuant to this lease. The Company believes that the lease is on terms at least as favorable to the Company as might have been obtained from unaffiliated parties.

     Prior to being appointed Chief Operating Officer of the Company in April 1997, Roy D. Wemyss acted as a consultant to the Company. From January 1 through April 27, 1997, the Company paid LaPanache Corporation, a company partly owned by Mr. Wemyss, a total of $122,343 in consulting fees.

                          PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return for the Company's stock at December 31, 1997 since August 18, 1995 (the date on which the Company's stock was first traded on the Nasdaq National Market System after its initial public offering) to the cumulative return over such period of (i) the Total Return Index of the Nasdaq Stock Market - US and (ii) the Total Return Index of the Nasdaq Stock Market - Electronic Components. The graph assumes that on August 18, 1995 $100 was invested in the Common Stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



                      [graph inserted here in physical document]




                                                       8/18/95     12/31/95    12/31/96   12/31/97
                                                     ----------------------------------------------
               Mackie Designs Inc. ................    $100.00     $ 78.95     $ 45.61    $ 43.86

               Nasdaq - US ........................     100.00      102.43      126.00     154.60

               Nasdaq - Electronic Components......     100.00       82.21      142.12     149.00


         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's Common Stock must report their initial ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1997. The Company believes that all of these filing requirements have been satisfied. In making this statement the Company has relied solely on written representations of its directors and officers and any 10% holders and copies of the reports that they filed with the SEC.

                               MACKIE DESIGNS INC.

                                     SECOND
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

                               MACKIE DESIGNS INC.

                           SECOND AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN


     1. Purposes. The purposes of this Mackie Designs Inc. Second Amended and Restated 1995 Stock Option Plan ("Plan") are to:

          1.1 Closely associate the interests of the management of Mackie Designs Inc. ("Company") and its subsidiaries with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains;

          1.2 Provide management with an equity ownership in the Company commensurate with the Company's and its subsidiaries' performance as reflected in increased value of the Company's common shares;

          1.3 Maintain competitive compensation levels;


          1.4 Provide a means whereby the Company can continue to attract, motivate, and retain key employees who can contribute materially to the Company's and its subsidiaries' growth and success; and

          1.5 Provide a means whereby the Company and its subsidiaries can continue to attract, motivate and retain the services of selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's and its subsidiaries' products and independent contractors of the Company and its subsidiaries.

     2. Administration. This Plan shall be administered by the Board of Directors of the Company ("Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by a committee of the Board consisting of at least two (2) non-employee directors ("Committee"). The administrator of this Plan, whether the Board or Committee, shall hereinafter be referred to as the "Plan Administrator." The Plan Administrator shall administer the Plan in accordance with the following:

          2.1 Incapacity of Plan Administrator. No member of the Board or the Committee shall vote with respect to the granting of an option created under this Plan ("Option(s)") to himself or herself. Any Option granted to a director for his or her services as such shall not be effective until approved by the full Board.

          2.2 Registration Under The Securities Act. If the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and any officers or directors are eligible to receive Options, the following provisions shall apply to the administration of this Plan with respect to grants made to directors, officers or other Optionees (as hereinafter defined) affected by Section 16(b) of the Exchange Act. The Plan Administrator shall be constituted at all times so as to meet the requirements of Section 16(b) of the Exchange Act, as amended from time to time. The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board. Currently, the Plan Administrator is a Committee, of which all members are disinterested. If, at any time, an insufficient number of disinterested non-employee directors is available to serve on such committee, interested non-employee directors may serve on the committee; however, during such time, no Options shall be granted to any person if the granting of such Option would not meet the requirements of Section 16(b) of the Exchange Act. For purposes of this
     Section 2, a disinterested director shall be a member of the Board who meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act, as amended from time to time (the "16(b) Rules"). Currently, a disinterested director for purposes of this Section 2 is a member of the Board who for one (1) year prior to service as an administrator of this Plan has not been (and during service as a Plan Administrator, will not be) granted or awarded equity securities, including options for equity securities pursuant to this Plan or any other plan of the Company or its affiliates, except for certain exclusions described in Rule 16b-3. For purposes of this Section 2, a non-employee director shall be a member of the Board who meets the definition of "non-employee director" as set forth in the 16(b) Rules. Currently, a non-employee director is a member of the Board who (i) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act (("S-K"); (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(b) of S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to
     Item 404(b) of S-K.

          2.3 Procedures. The Board may designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

          2.4 Responsibilities. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the Options, including selection of the individuals to be granted Options, the number of shares to be subject to each Option, the exercise price for such Option ("Exercise Price"), and all other terms and conditions of the Options. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any Option, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of
     Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued thereunder, and any amendment or successor sections or regulations.

          2.5 Section 16(b) Compliance and Bifurcation of Plan. If the Company registers any of its equity securities pursuant to Sections 12(b) and 12(g) of the Exchange Act, it is the intention of the Company that this Plan then comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void. In all events, the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

     3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's common stock ("Common Stock"). The Company shall have authorized and have in reserve for issuance at the time of exercise of any Option a sufficient number of shares of Common Stock to meet the Company's obligation. The maximum number of shares of Common Stock which may be issued under the Plan shall be three million five hundred thousand (3,500,000). If any Option expires or is surrendered, exchanged for another Option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for purposes of this Plan, including for replacement Options which may be granted in exchange for such expired, exchanged, surrendered, cancelled or terminated Options.

     4. Eligibility. An incentive stock option in accordance with Section 422 of the Code ("Incentive Option") may be granted only to an individual who, at the time the option is granted, is an employee of the Company or a related corporation, as defined below, and who the Plan Administrator may from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of Incentive Options unless they are also employees of the Company or any of its related corporations. At the discretion of the Plan Administrator, employees, officers, directors of the Company or any of its related corporations (including non-employee directors), selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's or related corporations' products and independent contractors of the Company or any of its related corporations also may receive stock options which are not qualified under Section 422 of the Code ("Nonqualified Option") (Qualified and Nonqualified Options are included collectively within the term "Options" as used in this Plan). Any party to whom an Option is granted shall be referred to as an "Optionee."

As used in this Plan, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

     5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, Option agreements shall include or incorporate by reference the following terms and conditions:

          5.1 Number of Shares. Each Option agreement shall state the number of shares of stock subject to the Option;

          5.2 Option Price. The Option agreement shall state the Exercise Price per share, and the Plan Administrator shall act in good faith to establish the Exercise Price as follows:


               5.2.1 Incentive Options. Subject to subsection 5.2.3, the Exercise Price of Incentive Options shall be not less than the fair market value per share of the Common Stock at the time the Incentive Option is granted;

               5.2.2 Incentive Options to Greater than 10% Shareholders. With respect to Incentive Options granted to shareholders then holding greater than ten percent (10%) of the then-issued and outstanding shares of voting stock of the Company, the Exercise Price shall be as required by Section 6;

               5.2.3 Fair Market Value. With respect to Incentive Options, the fair market value per share of the Common Stock shall be determined by the Plan Administrator in good faith at the time the Incentive Option is granted;

               5.2.4 Nonqualified Options. The Exercise Price of Nonqualified Options shall be as is determined by the Plan Administrator in good faith at the time of their issuance.

          5.3 Term, Maturity and Vesting. Subject to the restrictions contained in Sections 5.8 and 6, the term of each Incentive Option shall be ten (10) years from the date it is granted unless a shorter period of time is established by the Plan

     Administrator, but in no event shall the term of any Incentive Option exceed ten (10) years. The term of each Nonqualified Option shall also be ten (10) years from the date it is granted unless a shorter period of time is established by the Plan Administrator. The Plan Administrator shall specify which Options granted hereunder are Incentive Options and which are Nonqualified Options.

          No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:


       Number of Years                             Percentage of
   Following Date of Grant                         Total Option Vested
-------------------------------------------------  ----------------------

             One ...............................    25%
             Two ...............................    50%
            Three ..............................    75%
             Four ...............................   100%


          The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

          5.4 Exercise. Subject to the limitations on exercise described in subsection 5.3 above and any additional holding period required by applicable law, each Option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any Option. During an Optionee's lifetime, any Options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of a written notice of the number of shares with respect to which the Option is to be exercised, together with payment of the Exercise Price in accordance with Section 5.5.

          5.5 Payment of Exercise Price. Payment of the Exercise Price shall be made in full at the time the written notice of exercise of an Option is delivered to the Company, and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased. The Plan Administrator can determine in its discretion (i) at the time an Incentive Option is granted, or (ii) at any time before exercise of Nonqualified Options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

               5.5.1 Delivery of Common Stock. Delivery of shares of Common Stock held by an Optionee having a fair market value equal to the Exercise Price, such fair market value to be determined in good faith by the Plan Administrator;

               5.5.2 Delivery of Promissory Note. Delivery of a full-recourse promissory note executed by the Optionee; provided that (i) such note if delivered in connection with an Incentive Option shall, and such note if delivered in connection with a Nonqualified Option may, bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; (ii) the Plan Administrator shall specify the term and other provisions of such note at the time an Incentive Option is granted or at any time prior to exercise of a Nonqualified Option;
          (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note, and may require that the certificate representing such shares be held in escrow to perfect the Company's security interest; (iv) the note provides that ninety (90) days following the Optionee's termination of employment with the Company or a related Corporation, the entire outstanding balance under the note shall become due and payable, if not previously due and payable; and
          (v) the Plan Administrator in its sole discretion may at any time after granting an Option restrict or rescind the right to pay using a promissory note upon written notification to any Optionee;

               5.5.3 Delivery of Sale Proceeds. Delivery of a properly executed written exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator may at any time determine that this section 5.5.3, to the extent the instructions to the broker call for an immediate sale of the shares, shall not be available to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or if such Optionee is not an employee at the time of exercise;

          5.5.4 Delivery of Withholding Notice. Delivery of a properly executed written exercise notice together with instructions to the Company to withhold upon exercise, from the shares that would otherwise be issued, that number of shares having a fair market value equal to the Exercise Price.

          5.6 Withholding Tax Requirement. The Company or any related entity shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu of such withholding or reimbursement, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by
     Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made during the quarterly 10-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights.

          5.7 Non-assignability of Option. Options and the rights and privileges conferred by this Plan shall not be transferred, assigned or pledged in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, except that the Plan Administrator may also in its discretion allow transferability of Nonqualified Options only by gift to members of the Optionee's family, including grandparents, parents, spouses, siblings, children, grandchildren and great-grandchildren, or trusts or partnerships for the benefit of such family members, or to charitable organizations. Options and the rights and privileges conferred by this Plan shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or otherwise dispose of any Option or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the Option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee giving written notice to the Plan Administrator revoking any earlier designation and making a new designation. In the event that no such designation is made, the executor or personal representative of the Optionee's estate shall have any rights then remaining to the Optionee or his estate under this Plan.

          5.8 Duration of Option. Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.3 above; (ii) the date of an Optionee's termination of employment with the Company or any related corporation for cause (as determined in the sole discretion of the Plan Administrator); (iii) the expiration of ninety (90) days from the date of an Optionee's termination of employment with the Company or any related corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment by reason of Disability (as defined below) unless, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment.

          Unless accelerated in accordance with Section 7, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and/or any related corporation shall not be deemed to constitute a termination of employment with the Company or any related corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing not withstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

          5.9 Status of Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the Option may pass shall be, or shall have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any Option unless and until such Option has been exercised.

          5.10 Right to Terminate Employment. Nothing in this Plan or in any Option shall confer upon any Optionee any right to continue in the employ of the Company or of a related entity, or to interfere in any way with the right of the Company or of any related corporation to terminate, at will, his or her employment or other relationship with the Company at any time.

          5.11 Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to Incentive Options and to the terms, conditions and limitations of this Plan, the Plan Administrator may modify or amend outstanding Options. The modification or amendment of an outstanding Option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Options shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any Incentive Option to fail to continue to qualify as an "incentive stock option" as defined in Code Section 422(b).

          5.12 Limitation on Value for Incentive Options. As to all Incentive Options, to the extent that the aggregate fair market value of the Common Stock with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, those Options (or the portion of an Option) beyond the $100,000 threshold shall be treated as Nonqualified Options. If the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit, the dollar limitation in the preceding sentence shall be adjusted correspondingly.

     6. Greater Than 10% Shareholders. In the case of Incentive Options granted to employees who own at the time of their grant ten percent (10%) or more of the then-issued and outstanding voting stock of the Company, the following rules shall apply:

          6.1 Exercise Price and Term of Incentive Options. If Incentive Options are granted to employees who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such individual's Incentive Options shall not exceed five (5) years and the Exercise Price shall be not less than one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Option is granted. This provision shall control notwithstanding any contrary terms contained in an Option agreement or any other document.

          6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own such shares as are owned by those persons or entities defined in Code Section 424. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the Incentive Option to the employee.

     7. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option and the Exercise Price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

          7.1 Effect of Liquidation, Reorganization or Change in Control.

               7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any Option granted under this Plan shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Option in whole or in part, to the extent the vesting requirements set forth in the Option agreement have been satisfied, unless stated otherwise in the Optionee's individual Option agreement.

               7.1.2 Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all Options granted under this Plan shall be converted into options to purchase shares of Exchange Stock unless the Company and the Corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options shall not be converted into options to purchase shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the exercise limitations set forth in the Option agreement and the Plan shall continue to apply for the Exchange Stock.

               7.1.3 Change in Control. In the event of a "Change in Control", as defined below, of the Company, unless otherwise determined by the Board prior to the occurrence of such Change in Control, any Options or portions of such Options outstanding as of the date such Change in Control is determined to have occurred that are not yet fully vested on such date shall become immediately exercisable in full.

               7.1.4 Definition of "Change in Control". For purposes of this Plan, a "Change in Control" shall mean (a) the first approval by the Board or by the stockholders of the Company of an Extraordinary Event,
          (b) a Purchase, or (c) a Board Change. For purposes of the Plan such terms shall have the following meanings:


                    7.1.4.1an  "Extraordinary  Event"  shall  mean  any  of  the following actions: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or, (iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

                    7.1.4.2a "Purchase" shall mean the acquisition by any person
               (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Common Stock or securities convertible into Common Stock without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of Securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3).

                    7.1.4.3a  "Board  Change" shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan

               (the  "Continuing   Directors")  cease  for  any  reason  to
               constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

               7.2 Fractional Shares. In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

               7.3 Determination of Board to Be Final. All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Option shall be made in such a manner so as not to constitute a "modification" as defined in Code
          Section 424(h) and so as not to cause his or her Incentive Option to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

     8. Securities Regulation. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant to the exercise of such Option shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of any Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER. Should any of the Company's capital stock of the same class as the stock subject to Options be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.

     9. Amendment and Termination. This Plan may be amended from time to time as follows:

          9.1 Board Action. The Board may at any time suspend, amend or terminate this Plan; provided, that except as set forth in Section 7, the approval of the Company's shareholders is necessary within twelve (12) months before or after the adoption by the Board of any amendment which will:

               9.1.1 increase the number of shares which are to be reserved for the issuance of Options;

               9.1.2 permit the granting of stock options to a class of persons other than those presently permitted to receive Options; or,

               9.1.3  require   shareholder   approval  under   applicable  law,
          including Section 16(b) of the Exchange Act.

          Any   amendment   made  to  this  Plan  which   would   constitute   a
     "modification" to Incentive Options outstanding on the date of such amendment, shall not be applicable to such outstanding Incentive Options, but shall have prospective effect only, unless the Optionee agrees otherwise.

     10. Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten (10) years from the earlier of (i) the date on which this Plan is adopted by the Board or (ii) the date on which this Plan is approved by the shareholders of the Company. No Option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option previously granted under this Plan.

     11. Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within twelve (12) months before or after the adoption of this Plan.

                            MACKIE DESIGNS INC.
                                                                           PROXY

                          16220 WOOD-RED ROAD, N.E.
                        WOODINVILLE, WASHINGTON 98072

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 19, 1998

     The undersigned hereby appoints Greg C. Mackie and David M. Tully, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 19, 1998, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)


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
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

                                                                                                               Please mark
                                                                                                               your votes as  / X /
                                                                                                               indicated in
                                                                                                               this example

                  FOR the nominee             WITHHOLD AUTHORITY            (THE BOARD OF DIRECTORS RECOMMENDS
                    listed below     to vote for the nominee listed below    A VOTE "FOR" PROPOSALS 1, 2 AND 3)
1. Election of        /  /                        /  /
   the following                                                                                            FOR   AGAINST   ABSTAIN
   nominee for                                                           2. To approve amendments to the    /  /   /  /      /  /
   Director:                                                                Company's Amended and Restated
                                                                            1995 Stock Option Plan.
   Greg C. Mackie.                                                                                          FOR   AGAINST   ABSTAIN
                                                                         3. Ratification of the selection    /  /   /  /      /  /
                                                                            of Ernst & Young, LLP as the
                                                                            independent auditors of the
                                                                            Company for the fiscal year
                                                                            ending December 31, 1998.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
    This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.
    If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                     --------------------------------------------------------------
                                                                     Signature

                                                                     --------------------------------------------------------------
                                                                     Signature if held jointly

                                                                     Dated:                                                  , 1998
                                                                           -------------------------------------------------

                                                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                     USING THE ENCLOSED ENVELOPE

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